CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and the reference to our firm in the Statement of Additional Information, including references under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" each dated January 26, 2023, and each included in this Post-Effective Amendment No. 132 to the Registration Statement (Form N-1A, File No. 033-70958) of Touchstone Funds Group Trust (the "Registration Statement").

We also consent to the incorporation by reference of our report dated November 18, 2022, with respect to the financial statements and financial highlights of Touchstone Active Bond Fund, Touchstone Anti-Benchmark® International Core Equity Fund, Touchstone Ares Credit Opportunities Fund (formerly Touchstone Credit Opportunities Fund), Touchstone Dividend Equity Fund, Touchstone High Yield Fund, Touchstone Impact Bond Fund, Touchstone International ESG Equity Fund, Touchstone Mid Cap Fund, Touchstone Mid Cap Value Fund, Touchstone Sands Capital Select Growth Fund, Touchstone Small Cap Fund, Touchstone Small Cap Value Fund and Touchstone Ultra Short Duration Fixed Income Fund (the "Funds") (thirteen of the funds constituting Touchstone Funds Group Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended September 30, 2022, into this Registration Statement filed with the Securities and Exchange Commission.

Cincinnati, Ohio

January 26, 2023